EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Schuff International, Inc. (the “Company”) on Form 10-Q for the quarter ended September 30, 2004 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), each of the undersigned certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Scott A. Schuff

Scott A. Schuff
Chief Executive Officer
November 15, 2004

/s/ Michael R. Hill

Michael R. Hill
Chief Financial Officer
November 15, 2004